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                                                                       EXHIBIT 5

                         Porter, Wright, Morris & Arthur
                                Attorneys At Law
                              41 South High Street
                            Columbus, Ohio 43215-3406


                                 October 3, 1995

Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Huntington Bancshares Incorporated (the "Company") with the Securities and Exchange Commission relating to the registration of debt securities (the "Debt Securities"), we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Articles of Restatement of Charter, as amended to date, the corporate action taken to date in connection with the Registration Statement, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         We understand that the Debt Securities may be issued from time to time pursuant to the Indenture, dated March 25, 1994, between Huntington Bancshares Incorporated and The Chase Manhattan Bank, as Trustee (the "Indenture"). The Indenture has been qualified under the Trust Indenture Act of 1939 and has been filed as an exhibit to the Registration Statement.

         Based upon the foregoing, we are of the opinion that, upon the taking of appropriate definitive action by the Board of Directors of the Company or a duly-constituted committee of such Board with respect to the issuance and sale of the Debt Securities, the Debt Securities will be duly authorized and, when duly executed, authenticated, and issued pursuant to the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

         The opinions set forth above are qualified to the extent obligations of the Company may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting creditors' rights generally, and by general equitable principles.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,


                                        /s/ Porter, Wright, Morris & Arthur
                                        PORTER, WRIGHT, MORRIS & ARTHUR